Exhibit 99.2
Financial Statements
Proteolix, Inc. (A Development Stage Company)
As of September 30, 2009 and for the nine months ended
September 30, 2009 and 2008, and for the period from
October 15, 2002 (inception) to September 30, 2009.

Proteolix, Inc.
(A Development Stage Company)
Financial Statements (Unaudited)
Contents

Balance Sheets (Unaudited)	1
Statements of Operations (Unaudited)	2
Statements of Cash Flows (Unaudited)	3
Notes to Unaudited Financial Statements	5

Proteolix, Inc.
(A Development Stage Company)
Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$25,016,179	$66,363,011
Prepaid and other current assets	275,227	228,636

Total current assets	25,291,406	66,591,647

Property and equipment, net	4,917,354	5,890,515
Other assets	75,457	113,185

Total assets	$30,284,217	$72,595,347

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$1,957,148	$301,417
Accrued liabilities	4,209,172	5,506,405
Accrued clinical expenses	5,061,431	2,514,266
Current portion of notes payable	5,009,302	4,667,571
Warrant liability	413,394	292,770
Deferred rent current portion	670,085	5,080

Total current liabilities	17,320,532	13,287,509

Long-term portion of deferred rent	4,775,873	5,319,115
Long-term portion of notes payable	3,159,463	6,972,306

Commitments and contingencies

Convertible preferred stock, $0.001 par value, issuable in series:
Series A: 18,345,000 shares authorized; 18,300,000 shares issued and outstanding at September 30, 2009 and December 31, 2008 (aggregate liquidation preference of $18,300,000)	18,040,578	18,040,578
Series B: 26,600,000 shares authorized; 20,425,364 shares issued and outstanding at September 30, 2009 and December 31, 2008 (aggregate liquidation preference of $45,344,308)	43,288,671	43,288,671
Series C: 30,000,000 shares authorized; 29,614,654 shares issued and outstanding at September 30, 2009 and December 31, 2008 (aggregate liquidation preference of $78,774,979)	78,532,721	78,532,721
Stockholders’ deficit:
Common stock, $0.001 par value; 170,945,000 shares authorized; 4,503,368 and 3,837,127 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	4,503	3,833
Additional paid-in capital	1,562,035	815,227
Deficit accumulated during the development stage	(136,400,159)	(93,664,613)

Total stockholders’ deficit	(134,833,621)	(92,845,553)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$30,284,217	$72,595,347

See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)

			Period From
			October 15,
			2002
	Nine Months Ended		(Inception) to
	September 30,		September 30,
	2009	2008	2009

Operating expenses:
Research and development	$33,893,900	$28,020,569	$115,567,913
General and administrative	6,550,029	5,017,291	21,367,054
Restructuring charges	1,160,038	—	1,160,038

Loss from operations	(41,603,967)	(33,037,860)	(138,095,005)

Interest income and other expense, net	(112,347)	343,855	4,217,212
Interest expense	(1,019,232)	(831,403)	(2,522,366)

Net loss	$(42,735,546)	$(33,525,408)	$(136,400,159)

See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			Period From
			October 15,
			2002
	Nine Months Ended		(Inception) to
	September 30,		September 30,
	2009	2008	2009
Operating activities
Net loss	$(42,735,546)	$(33,525,408)	$(136,400,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,190,548	990,348	4,262,143
Debt discount amortization	67,569	38,287	163,130
Stock-based compensation	513,587	208,785	991,732
Revaluation of preferred stock warrant liability	120,624	(55,350)	107,624
Change in fair value of convertible preferred stock liability	—	—	(1,844,347)
Issuance of common stock in exchange for services	—	—	25,300
Issuance of Series B convertible preferred stock for services	—	—	149,998
Changes in operating assets and liabilities:
Prepaid and other current assets	(49,117)	82,370	(258,107)
Other assets	37,728	7,499	(75,457)
Accounts payable	1,655,731	(1,702,966)	1,957,148
Accrued liabilities	1,249,932	2,051,988	9,270,603
Deferred rent	121,763	708,592	1,595,958

Net cash used in operating activities	(37,827,181)	(31,195,855)	(120,054,434)

Investing activities
Purchase of property and equipment	(214,861)	(2,077,465)	(9,173,732)
Proceeds received as lease incentive	—	1,030,757	3,850,000

Net cash used in investing activities	(214,861)	(1,046,708)	(5,323,732)

Financing activities
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	78,532,721	141,556,319
Proceeds from issuance of common stock	233,891	89,969	526,621
Proceeds from issuance of notes payable	—	15,000,000	16,500,000
Repayment of notes payable	(3,538,681)	(2,444,408)	(8,188,595)

Net cash (used in) provided by financing activities	(3,304,790)	91,178,282	150,394,345

Net (decrease) increase in cash and cash equivalents	(41,346,832)	58,935,719	25,016,179
Cash and cash equivalents at beginning of period	66,363,011	21,301,474	—

Cash and cash equivalents at end of period	$25,016,179	$80,237,193	$25,016,179

Proteolix, Inc.
(A Development Stage Company)
Statements of Cash Flows (continued)
(Unaudited)

			Period From
			October 15,
			2002
	Nine Months Ended		(Inception) to
	September 30,		September 30,
	2009	2008	2009
Supplemental disclosure of cash flow information
Cash paid during the year for interest	$914,789	$767,415	$2,281,645

Supplemental schedule of noncash investment and financing activities
Warrant for Series A convertible preferred stock issued in connection with notes payable	$—	$—	$35,500
Warrant for Series B convertible preferred stock issued in connection with notes payable	$—	$270,270	$270,270
Common stock warrants issued for facility lease	$—	$3,385	$22,885
Issuance of Series B convertible preferred stock for services	$—	$—	$149,998
See accompanying notes.

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements
September 30, 2009
1. Organization and Basis of Presentation
Proteolix, Inc., or the Company, is primarily engaged in the development of novel human therapeutic agents that target protein degradation pathways in cells for the treatment of cancer and other diseases. The Company was incorporated in the state of Delaware on October 15, 2002.
The Company’s operations are based in South San Francisco, California, and principal activities to date have involved laboratory research and preclinical development, raising capital, and recruiting personnel. Accordingly, the Company is considered to be in the development stage.
The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or for any other future period.
The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in our audited financial statements for the year ended December 31, 2008.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)
1. Organization and Basis of Presentation (continued)
Income Taxes
On July 13, 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109, or FIN 48 The Interpretation clarifies the accounting for income taxes by establishing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on recognition, derecognition, measurement, classification of tax positions, interest and penalties, accounting in interim periods, and disclosures. Under FSP FIN 48-3 issued on December 30, 2008, the adoption of FIN 48 was deferred until fiscal years beginning after December 15, 2008 for nonpublic companies. FIN 48 was effective for the Company beginning January 1, 2009. The result of the adoption had no material impact on its financial position and results of operations.
2. Fair Value Measurement
The Company’s financial assets and financial liabilities subject to fair value measurements on a recurring basis, and the levels of the inputs used in such measurements, are as follows as of September 30, 2009 and December 31, 2008:

	Fair Value Measurement at September 30, 2009 Using
	Quoted Prices in	Significant	Significant
	Active Markets for	Other Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)

Financial assets:
Money market fund	$22,644,175	$—	$—

Financial liabilities:
Warrant liability	$—	$—	$413,394

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)
2. Fair Value Measurement (continued)

	Fair Value Measurement at December 31, 2008 Using
	Quoted Prices in	Significant	Significant
	Active Markets for	Other Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)

Financial assets:
Money market fund	$64,569,985	$—	$—

Financial liabilities:
Warrant liability	$—	$—	$292,770

The following table presents the changes in liabilities measured at fair value on a recurring basis using Level 3 inputs for the nine month period ended September 30, 2009:

Preferred Stock
Warrants
Liability
Balance at December 31, 2008	$292,770
Unrealized loss included in other income	120,624
Realized gain/loss included in other income	—

Balance at September 30, 2009	$413,394

3. Commitments and Contingencies
The Company recorded a liability of $285,000 and $250,000 at September 30, 2009 and December 31, 2008, reflecting management’s best estimate of the amount owed at each reporting date related to disputed charges for services performed by a consultant during the year ended December 31, 2008. The Company is in the process of negotiating with the consultant and, accordingly, the final payment could differ from the estimate recorded at September 30, 2009.
The Company is subject to various claims and assessments in the ordinary course of business. None of these matters are expected to have a material adverse effect on the Company’s financial position or results of operations.

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)
4. Equity Related Activity
A summary of the stock option activity under the 2003 Equity Incentive Plan (the Plan) is as follows:

		Outstanding Options
	Shares		Weighted-
	Available	Number of	Average
	for Options	Shares	Exercise Price

Balances, December 31, 2008	2,545,401	10,380,855	$0.27
Increase in authorized shares	3,000,000	—
Options granted	(6,675,975)	6,675,975	$0.50
Options forfeited	2,494,308	(2,494,308)	$0.41
Options exercised	—	(666,442)	$0.35

Balances, September 30, 2009	1,363,734	13,896,080	$0.42

A summary of the total outstanding and vested options as of September 30, 2009, is as follows:

	Options Outstanding
		Weighted-Average	Number
	Number	Remaining Contractual	Vested and
Exercise Price	Outstanding	Life (in Years)	Exercisable

$0.10	402,278	4.72	336,471
$0.22	3,072,178	6.62	1,541,855
$0.47	913,567	8.14	326,577
$0.50	9,508,057	9.35	1,226,264

$0.10 — $0.50	13,896,080	8.53	3,431,167

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)
4. Equity Related Activity (continued)
Stock-Based Compensation
The estimated grant date fair value of employee stock options was calculated using the Black-Scholes valuation model, based on the following assumptions:

	September 30,
	2009	2008

Expected life (in years)	6.3	6.3
Risk-free interest rate	2.85%	3.16%
Volatility	66.74%	61.00%
Dividend yield	—	—
The weighted-average grant-date fair value of options granted for the nine-month periods ending September 30, 2009 and 2008 was $0.31 and $0.28 per share, respectively. The estimated fair value of employee stock options vested during the nine-month periods ending September 30, 2009 and 2008, was $473,383 and $195,093, respectively, of which $179,027 and $93,294, respectively, was recorded as general and administrative expense and $294,356 and $101,799, respectively, was recorded as research and development expense in each period.
As of September 30, 2009, the Company had employee stock-based compensation expense of $3,675,468 related to unvested stock options not yet recognized. The amount is expected to be fully recorded as stock-based compensation expense in the fourth quarter of 2009 as the vesting of all outstanding stock options was accelerated upon the close of the acquisition by Onyx Pharmaceuticals. See footnote 6 Subsequent Events.
5. Restructuring Charges
During the first quarter of 2009 the Company entered into a formal restructuring plan to lower the Company’s operating costs by reducing its headcount. A total of 29 employees were given notice of termination during the first quarter of fiscal 2009. The total charge to restructuring expense was $1,160,038 for personnel related costs. As of September 30, 2009, all amounts have been paid and there is no unpaid balance related to the restructuring plan.

Proteolix, Inc.
(A Development Stage Company)
Notes to Unaudited Financial Statements (continued)
6. Subsequent Events
Effective on November 16, 2009, Proteolix Inc. was acquired by Onyx Pharmaceuticals (Onyx), pursuant to the agreement and plan of merger, dated as of October 10, 2009. Under the terms of the transaction, Onyx made a $276 million cash payment upon closing of the transaction of which $27.6 million was placed in an escrow account and will be held until December 31, 2010 to secure the indemnification rights of Onyx and others with respect to certain matters. Additional payments include $40 million payable in 2010 based on the achievement of a development milestone and up to $535 million contingent upon the achievement of certain regulatory approvals for carfilzomib in the U.S. and Europe.
The Company has evaluated subsequent events through January 13, 2010, the date on which the financial statements were issuable and not beyond that date.